UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BLACKROCK ETF TRUST II

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Bellevue Parkway, Wilmington, Delaware	19809
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value of BlackRock High Yield ETF	The Nasdaq Stock Market LLC	99-2766573

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-236575

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered:

Reference is made to Post-Effective Amendment No. 39 to Registrant’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”) (File Nos. 333-236575; 811-23511) filed on June 4, 2024, which description is incorporated herein by reference. Any form of supplement to Post-Effective Amendment No. 39 to Registrant’s Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1.

Registrant’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit 1(b) to Registrant’s Registration Statement on Form N-1A under the Securities Act (File Nos. 333-236575; 811-23511), as filed on February 21, 2020.

2.

Registrant’s Certificate of Trust is incorporated herein by reference to Exhibit 1(a) to Registrant’s Registration Statement on Form N-1A under the Securities Act (File Nos. 333-236575; 811-23511), as filed on February 21, 2020.

3.

Registrant’s By-Laws are incorporated herein by reference to Exhibit 2(a) to Registrant’s Registration Statement on Form N-1A under the Securities Act (File Nos. 333-236575; 811-23511), as filed on February 21, 2020.

4.

Amendment to Registrant’s By-Laws is incorporated herein by reference to Exhibit 2(a) to Registrant’s Registration Statement on Form N-1A under the Securities Act (File Nos. 333-236575; 811-23511), as filed on December 2, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

BLACKROCK ETF TRUST II

Date: June 13, 2024	By:	/s/ John M. Perlowski
John M. Perlowski
President and Chief Executive Officer